Exhibit 99.1

Saia Reports Third Quarter Earnings per Share of $0.55

JOHNS CREEK, GA. – October 27, 2017 – Saia, Inc. (NASDAQ: SAIA), a leading transportation provider offering multi-regional less-than-truckload (LTL), non-asset truckload, expedited and logistics services, today reported third quarter 2017 financial results.

Third Quarter 2017 Compared to Third Quarter 2016 Results

•	Revenues were $350 million, a 10.6% increase
•	LTL Shipments and LTL Tonnage per workday rose 3.1% and 3.6%, respectively
•	LTL Revenue per hundredweight increased 8.0%
•	Operating ratio rose by 20 basis points to 93.0%
•	Operating income increased by 8.6% to $24.6 million
•	Net income rose 4.2% to $14.4 million
•	Diluted earnings per share were $0.55 compared to $0.54

“Third quarter operations were disrupted for a number of days by hurricanes Harvey and Irma.  We estimate that third quarter shipments and tonnage per workday growth would have been approximately 1% higher had the storms not occurred”, said Saia President and Chief Executive Officer, Rick O’Dell.  “Saia also experienced higher than normal operating costs for routing freight around weather impacted areas”, O’Dell continued.

“We were very fortunate that our employees and their families were safe during the storms and the Company had minimal damage to facilities and equipment.  With the dedicated effort of employees, we were able to get terminals in the impacted areas open within a few days.  The impact of the storms notwithstanding, we continue to see strong demand and stable pricing in our business”, said O’Dell.

“I am also pleased that we opened our 5th new terminal of the year on October 16th.  The terminal is located in Laurel, Md. and will help us to serve customers in and around the markets of Baltimore, Md. and Washington, D.C.  We are planning to open a terminal in Allentown, Pa. in December and have two additional Northeast expansion properties identified.  The early results from our Northeast expansion have modestly exceeded our expectations”, concluded Mr. O’Dell.

Financial Position and Capital Expenditures

Total debt was $127.2 million at September 30, 2017 and inclusive of the cash on-hand, net debt to total capital was 19.3%.  This compares to total debt of $94.2 million and net debt to total capital of 16.6% at September 30, 2016.

Net capital expenditures in the year-to-date period through September were $183.9 million including equipment acquired with capital leases.  This compares to $142.5 million in net capital expenditures in the first nine months of 2016.  For the full year 2017, net capital expenditures are planned to be approximately $230 million.

Conference Call

Management will hold a conference call to discuss quarterly results today at 10:00 a.m. Eastern Time. To participate in the call, please dial 800-239-9838 or 323-794-2551 referencing conference ID #9666253.  Callers should dial in five to ten minutes in advance of the conference call.  This call will be webcast live via the Company web site at www.saiacorp.com.  A replay of the call will be offered two hours after the completion of the call through December 22, 2017 at 1:00 p.m. Eastern Time.  The replay will be available by dialing 888-203-1112 or 719-457-0820.

Saia, Inc. (NASDAQ: SAIA) offers customers a wide range of less-than-truckload, non-asset truckload, expedited and logistics services.  With headquarters in Georgia, Saia LTL Freight operates 153 terminals across 39 states.  For more information on Saia, Inc. visit the Investor Relations section at www.saiacorp.com.

The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This news release contains these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Saia, Inc. Third Quarter 2017 Results

Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe,” “should” and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management as of the date of this news release and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors, risks, uncertainties and assumptions include, but are not limited to, (1) general economic conditions including downturns in the business cycle; (2) effectiveness of Company-specific performance improvement initiatives, including management of the cost structure to match shifts in customer volume levels; (3) the creditworthiness of our customers and their ability to pay for services; (4) failure to achieve acquisition synergies; (5) failure to operate and grow acquired businesses in a manner that supports the value allocated to these acquired businesses, including their goodwill; (6) economic declines in the geographic regions or industries in which our customers operate; (7) competitive initiatives and pricing pressures, including in connection with fuel surcharge; (8) loss of significant customers; (9) the Company’s need for capital and uncertainty of the credit markets; (10) the possibility of defaults under the Company’s debt agreements (including violation of financial covenants); (11) possible issuance of equity which would dilute stock ownership; (12) integration risks; (13) the effect of litigation including class action lawsuits; (14) cost and availability of qualified drivers, fuel, purchased transportation, real property, revenue equipment and other assets; (15) governmental regulations, including but not limited to Hours of Service, engine emissions, the Compliance, Safety, Accountability (CSA) initiative, compliance with legislation requiring companies to evaluate their internal control over financial reporting, Homeland Security, environmental regulations and the Food and Drug Administration; (16) changes in interpretation of accounting principles; (17) dependence on key employees; (18) inclement weather; (19) labor relations, including the adverse impact should a portion of the Company’s workforce become unionized; (20) terrorism risks; (21) self-insurance claims and other expense volatility; (22) cost and availability of insurance coverage; (23) increased costs of healthcare and prescription drugs, including as a result of healthcare reform legislation; (24) social media risks; (25) cyber security risk; (26) failure to successfully execute the strategy to expand the Company’s service geography into the Northeastern United States; and (27) other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings.  As a result of these and other factors, no assurance can be given as to our future results and achievements.  A forward looking statement is neither a prediction nor a guarantee of future events or circumstances and those future events or circumstances may not occur.

# # #

CONTACT:	Saia, Inc.
Doug Col
dcol@saia.com
678.542.3910

Saia, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in thousands)
(Unaudited)

	September 30, 2017	December 31, 2016
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$81	$1,539
Accounts receivable, net	172,119	135,083
Prepaid expenses and other	28,399	29,857
Total current assets	200,599	166,479

PROPERTY AND EQUIPMENT:
Cost	1,260,856	1,101,946
Less: accumulated depreciation	538,065	497,827
Net property and equipment	722,791	604,119
OTHER ASSETS	29,329	29,772
Total assets	$952,719	$800,370

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$63,742	$45,149
Wages and employees' benefits	44,140	31,700
Other current liabilities	58,545	51,333
Current portion of long-term debt	17,072	16,762
Total current liabilities	183,499	144,944

OTHER LIABILITIES:
Long-term debt, less current portion	110,161	57,042
Deferred income taxes	90,064	80,199
Claims, insurance and other	37,242	35,107
Total other liabilities	237,467	172,348

STOCKHOLDERS' EQUITY:
Common stock	25	25
Additional paid-in capital	243,382	237,846
Deferred compensation trust	(3,448)	(3,190)
Retained earnings	291,794	248,397
Total stockholders' equity	531,753	483,078
Total liabilities and stockholders' equity	$952,719	$800,370

Saia, Inc. and Subsidiaries
Consolidated Statements of Operations
For the Quarters and Nine Months Ended September 30, 2017 and 2016
(Amounts in thousands, except per share data)
(Unaudited)

	Third Quarter		Nine Months
	2017	2016	2017	2016
OPERATING REVENUE	$350,062	$316,442	$1,025,259	$918,258

OPERATING EXPENSES:
Salaries, wages and employees' benefits	194,920	178,687	572,211	524,877
Purchased transportation	23,074	15,657	60,212	42,439
Fuel, operating expenses and supplies	66,679	59,345	196,761	172,411
Operating taxes and licenses	10,631	10,061	32,088	30,227
Claims and insurance	8,535	9,988	28,010	28,949
Depreciation and amortization	22,338	19,927	64,607	56,910
Loss (gain) from property disposals, net	(717)	133	(469)	496
Total operating expenses	325,460	293,798	953,420	856,309

OPERATING INCOME	24,602	22,644	71,839	61,949

NONOPERATING EXPENSES (INCOME):
Interest expense	1,313	1,183	3,762	3,410
Other, net	(131)	(104)	57	(147)
Nonoperating expenses, net	1,182	1,079	3,819	3,263

INCOME BEFORE INCOME TAXES	23,420	21,565	68,020	58,686
Income tax expense	9,013	7,739	24,623	21,010
NET INCOME	$14,407	$13,826	$43,397	$37,676

Average common shares outstanding - basic	25,527	25,038	25,494	25,022
Average common shares outstanding - diluted	26,113	25,658	26,050	25,625

Basic earnings per share	$0.56	$0.55	$1.70	$1.51
Diluted earnings per share	$0.55	$0.54	$1.67	$1.47

Saia, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
For the Nine Months Ended September 30, 2017 and 2016
(Amounts in thousands)
(Unaudited)
	Nine Months
	2017	2016
OPERATING ACTIVITIES:
Net cash provided by operating activities (1)	$127,737	$118,309
Net cash provided by operating activities	127,737	118,309

INVESTING ACTIVITIES:
Acquisition of property and equipment	(155,676)	(108,871)
Proceeds from disposal of property and equipment	3,090	1,046
Net cash used in investing activities	(152,586)	(107,825)

FINANCING ACTIVITIES:
Repayment of long-term debt	(3,571)	(3,571)
Borrowing (repayment) of revolving credit agreement, net	34,499	(35)
Proceeds from stock option exercises	2,531	248
Shares withheld for taxes (1)	(1,249)	(650)
Other financing activity	(8,819)	(5,811)
Net cash provided by (used in) financing activities	23,391	(9,819)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(1,458)	665
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	1,539	124
CASH AND CASH EQUIVALENTS, END OF PERIOD	$81	$789

NON-CASH ITEMS:
Equipment financed with capital leases	$31,320	$34,683

(1)  September 30, 2016 balances have been reclassified to conform with the 2017 adoption of the Financial Accounting Standards Board Accounting Standards Update 2016-09, Improvement to Employee Share-Based Payment Accounting.

Saia, Inc. and Subsidiaries
Financial Information
For the Quarters Ended September 30, 2017 and 2016
(Unaudited)

					Third Quarter
		Third Quarter		%	Amount/Workday		%
		2017	2016	Change	2017	2016	Change
Workdays					63	64

Operating ratio		93.0%	92.8%

Tonnage (1)	LTL	931	913	2.0	14.77	14.26	3.6
	TL	195	182	7.0	3.09	2.85	8.7

Shipments (1)	LTL	1,662	1,638	1.5	26.39	25.59	3.1
	TL	27	26	7.2	0.44	0.40	8.9

Revenue/cwt. (2)	LTL	$17.36	$16.08	8.0
	TL	$5.92	$5.51	7.4

Revenue/shipment (2)	LTL	$194.36	$179.17	8.5
	TL	$840.17	$783.61	7.2

Pounds/shipment	LTL	1,120	1,114	0.5
	TL	14,201	14,229	(0.2)

Length of Haul (3)		813	789	3.0

(1) In thousands

(2)		Revenue does not include the adjustment required for financial statement purposes in accordance with the Company's revenue recognition policy and other revenue.

(3) In miles